Exhibit 99.1

For Immediate Release

Cleantech Solutions International Purchases Patent Technology for Textile Equipment

Wuxi, Jiangsu Province, China – June 16, 2016 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), today announced that on June 13, 2016, its variable interest entity, Wuxi Huayang Dyeing Machinery Co., Ltd. (“Huayang Dyeing”), entered into an agreement to purchase patent technology from Chengdu Textile College.

Under the terms of the agreement, Huayang Dyeing will make a RMB16.0 million (US$2.5 million) one-time payment to Chengdu Textile College for a utility model patent covering ozone-ultrasonic textile dyeing equipment. Patent No. 201520850086.7 was issued on April 20, 2016 by China’s State Intellectual Property Office and is valid for ten years from the date of issuance.

“We are focused on reinvigorating our dyeing equipment business and investing in R&D to improve our competitive position. We believe this new patent technology will allow us to develop next generation dyeing and finishing equipment that will appeal to textile manufacturers in China as well as Southeastern Asia, particularly Vietnam and Bangladesh,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies and subsidiaries, manufactures and sells textile dyeing and finishing machines and sells forged products and fabricated products to a range of clean technology customers including high precision forged rolled rings and related components.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2015 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended March 31, 2016. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Ryan Hua, Vice President of Operations

E-mail: ryanhua@cleantechsolutionsinternational.com

+86-510-8339-7559

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

www.compassinvestorrelations.com